UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2026

CENTRAL PLAINS BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41844	93-2239246
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

221 South Locust Street, Grand Island, Nebraska	68801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 382-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CPBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On July 7, 2026, the Boards of Directors of Central Plains Bancshares, Inc. (the “Company”) and Home Federal Savings and Loan Association of Grand Island (the “Bank”) appointed Dannel R. Garness and Francis Younes to the Boards of Directors of the Company and the Bank.  It is not expected that either individual will initially be appointed to any committee of the Company or the Bank.

A description of Mr. Garness’ compensation arrangements with the Company and the Bank is described in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on July 25, 2025, and Mr. Garness is not expected to receive director fees as an employee director. Mr. Garness is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Younes will receive the standard compensatory arrangements that the Company currently provides its non-employee directors, as described in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on July 25, 2025.  Mr. Younes is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 8.01
Other Events

On May 20, 2026, Joseph Stilwell and related funds (the “Stilwell Group”) notified the Company of two actions it intended to take at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”): (i) nominate an individual to the Board of Directors of the Company; and (ii) present a business proposal recommending to stockholders that the Company shall repurchase no less than 10% of the Company’s outstanding common stock each and every year in which the common stock trades below book value per share. In June 2026, the Company’s President and Chief Executive Officer and members of the Board of Directors interviewed Francis Younes, the Stilwell Group’s proposed nominee for election to the Board of Directors. Following this interview, the Board of Directors determined to appoint Mr. Younes to the Board of Directors and to nominate Mr. Younes to stand for election as a director of the Company at the 2026 Annual Meeting for a term of three years expiring at the Company’s 2029 Annual Meeting of Stockholders.

Item 9.01
Financial Statements and Exhibits
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTRAL PLAINS BANCSHARES, INC.

DATE: July 8, 2026	By :	/s/ Bradley M. Kool
Bradley M. Kool
Executive Vice President and Chief Financial Officer